                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
InterAmerican Acquisition Group Inc.

We hereby consent to the use in the Prospectus constituting part of the
Registration Statement on Form S-1 of our report dated June 3, 2005, on the financial statements of InterAmerican Acquisition Group Inc. as of May 28, 2005
and for the period from May 10, 2005 (date of inception) to May 28, 2005, which appears in such Prospectus. We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.

/s/ GOLDSTEIN GOLUB KESSLER LLP

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

June 3, 2005